Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this current report on this Form 8-K/A and to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-181134), Form S-4 (File No. 333-185074) and Forms S-8 (File Nos. 333-71830, 333-72772, 333-73038, 333-66472, 333-97995, 333-107479, 333-107480, 333-127098, 333-139956, 333-150956 and 333-168332) of NBT Bancorp, Inc. of our report dated March 8, 2013 on the consolidated financial statements of Alliance Financial Corporation.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

May 16, 2013